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                                                                    EXHIBIT 10.2

                            TERMS OF PREFERRED STOCK


[TO BE ADDED AS ARTICLE IV(d) OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CORRPRO]

(d) Series B Cumulative Redeemable Voting Preferred Stock

         (1) Designation; Number of Shares. Fifty thousand (50,000) shares of the Serial Preferred Shares shall be designated as "Series B Cumulative Redeemable Voting Preferred Stock" (the "Series B Preferred Stock"), and such shares shall be without par value.

         (2) Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and rights upon liquidation, winding-up or dissolution, senior to (a) the Common Shares and (b) each other class or series of Capital Stock of the Corporation the terms of which do not expressly provide that such class or series shall rank pari passu or senior to the Series B Preferred Stock with respect to the payment of dividends or rights upon liquidation, winding-up or dissolution (clauses (a) and (b), collectively, the "Junior Stock"). The term "Junior Stock" shall include any warrants, options or other rights exercisable for, or convertible into, Junior Stock.

         (3) Dividends.

                  (a) The holders of the Series B Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, dividends on each share of Series B Preferred Stock at the Dividend Rate multiplied by the Liquidation Preference for one share of the Series B Preferred Stock. All dividends shall be cumulative, whether or not earned or declared, and whether or not sufficient funds are legally available in respect thereof, from the applicable Issue Date and shall compound to the extent not paid on the next succeeding Dividend Payment Date. Dividends on the Series B Preferred Stock shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on the first Dividend Payment Date immediately following the applicable Issue Date.

                  (b) If any Dividend Payment Date shall occur on a day that is not a Business Day, then any dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends payable on any Dividend Payment Date shall be payable in arrears from the period beginning on and including the immediately preceding Dividend Payment Date (or if there is no immediately preceding Dividend Payment Date, beginning on and including the applicable Issue Date) to but excluding such Dividend Payment Date (the "Dividend Period"). Dividends payable on the Series B Preferred Stock for any period other than a full quarterly period shall be calculated on the basis of a 360-day year.

                  (c) Dividends on the Series B Preferred Stock shall be paid to the holders of Series B Preferred Stock as their names shall appear on the stock transfer books of the Corporation. Dividends on the Series B Preferred Stock shall be payable to each holder of Series B Preferred Stock on each Dividend Payment Date, at the Corporation's option, either (i) in cash or (ii) in fully paid and nonassessable shares of Series B Preferred Stock; provided, however, that the Corporation shall not pay such dividends in cash if such cash payment is prohibited under the terms of any Senior Indebtedness and/or Subordinated Indebtedness. Dividends payable in cash shall be paid when, as and if declared by the Board of Directors out of funds legally available therefor. Dividends payable in shares of Series B Preferred Stock shall be paid when, as and if declared by the Board of Directors and whether or not there are profits, surplus or


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other funds of the Corporation legally available therefor. Dividends payable in shares of Series B Preferred Stock shall be paid by issuing to each holder of Series B Preferred Stock that number of shares of Series B Preferred Stock that is equal to the quotient obtained by dividing (i) the aggregate dollar amount of dividends payable and/or in arrears on all shares of Series B Preferred Stock held by such holder on the date of payment of such dividends by (ii) the Liquidation Preference in effect immediately after payment of such dividends. If a holder shall become entitled to any fractional shares of Series B Preferred Stock pursuant to the preceding sentence, in lieu of issuing any fractional share, the Corporation shall, at the Corporation's option, either (i) round up such number of shares to the next highest whole number or, (ii) pay to such holder an amount in cash that is equal to the applicable fraction of the Liquidation Preference. Any shares of Series B Preferred Stock issued in payment of dividends pursuant to this subparagraph 3 shall be entitled to all of the rights of the Series B Preferred Stock set forth under Article IV(d) hereof.

                  (d) In the event that any dividends for any Dividend Period are not paid in full on the applicable Dividend Payment Date, then on such Dividend Payment Date an amount equal to the amount of such dividends in arrears shall be added to the Liquidation Preference effective as of such Dividend Payment Date and additional dividends in respect thereof shall be paid thereafter at the Dividend Rate until such dividends in arrears have been paid in full. With respect to any dividends in arrears for any past Dividend Period (including any dividends payable and compounding thereon) such dividends, if paid in cash, may be declared and paid at any time, without reference to any regular Dividend Payment Date, pro rata (based on the number of shares of Series B Preferred Stock) to the holders of record of the Series B Preferred Stock on such record date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors. With respect to any dividends in arrears for any past Dividend Period (including any dividends payable and compounding thereon) such dividends, if paid in shares of Series B Preferred Stock, may only be paid effective as of a Dividend Payment Date.

                  (e) After every Dividend Payment Date for so long as there remains outstanding a number of shares of Series B Preferred Stock that equals or exceeds forty percent (40%) of the number of shares of Series B Preferred Stock issued on the Initial Issue Date, the Corporation shall, (i) within forty-five (45) days of such Dividend Payment Dates occurring on June 30, September 30 and December 31 and (ii) as soon as practicable, but no later than within ninety (90) days of such Dividend Payment Dates occurring on March 31, deliver to the holders of the Series B Preferred Stock a certificate duly executed by an authorized officer of the Corporation certifying the calculation of the Corporation's EBITDA for the EBITDA Test Period for such Dividend Payment Date.

                  (f) No dividends in cash or other property shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Junior Stock for any period, nor shall the Corporation or any subsidiary thereof effect any redemption or repurchase of Junior Stock, or distribution thereon unless fully compounded, cumulative dividends, plus (without duplication) any amounts added to the Liquidation Preference pursuant to subparagraph (d) above have been, or are contemporaneously, declared and paid in full.

         (4) Liquidation Preference.

                  (a) Subject to the rights of any Senior Stock and Parity Stock, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of Series B Preferred Stock shall be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the aggregate Liquidation Preference of the shares of Series B Preferred Stock held by such holder, plus an amount equal to all dividends in arrears (at the applicable Dividend Rate) on such shares from and including the immediately preceding Dividend Payment Date to but excluding the date of liquidation, dissolution or winding up, before any distribution is made on any Junior Stock. After


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payment in full of the aggregate Liquidation Preference and all dividends in arrears to which holders of shares of Series B Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of the assets of the Corporation as a result of their ownership of Series B Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to shares of Series B Preferred Stock are not paid in full, the holders of shares of Series B Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference, plus all dividends in arrears (at the applicable Dividend Rate), if any, to which each such holder is entitled.

                  (b) A sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the Capital Stock or assets of the Corporation or a merger, consolidation or other transaction or series of related transactions (whether involving the Corporation or a subsidiary thereof) in which the Corporation's shareholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity shall be deemed to be a liquidation, dissolution or winding-up within the meaning of this subparagraph (4)(a), unless the holders of a majority of the then-outstanding shares of Series B Preferred Stock affirmatively vote or consent in writing that such transaction shall not be treated as a liquidation, dissolution or winding-up within the meaning of subparagraph 4(a).

         (5) Voting Rights.

                  In addition to any voting rights provided by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

                  (a) General. For so long as any shares of the Series B Preferred Stock remain outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Shares, voting together with the Common Shares and all other Voting Shares as a single class at all annual, special and other meetings of the shareholders of the Corporation, or by written consent of the minimum number of shares required to take such action pursuant to Section 1701.54 of the Ohio General Corporation Law.

                  (b) Participatory Voting. In any vote with respect to which holders of the Series B Preferred Stock shall vote with the holders of Common Shares (together with the other Voting Shares) as a single class with respect to any matter, each share of Series B Preferred Stock shall entitle the holder thereof to cast that number of votes equal to the quotient of (i) the product of
(A) 1.0408, multiplied by (B) the total number of votes that may be cast by the holders of all Initial Issue Date Fully Diluted Voting Shares as of the record date for such vote, divided by (ii) the number of shares of Series B Preferred Stock issued on the Initial Issue Date.

                  (c) Class Voting. On any matter on which the holders of Series B Preferred Stock are entitled by law or under the Articles of Incorporation to vote separately as a class, including the provisions contained in subparagraph 5(d) below, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast.

                  (d) Preferred Stock Directors.

                           (i) For so long as there remains outstanding a number
of shares of Series B Preferred Stock that equals or exceeds forty percent (40%) of the number of shares of Series B Preferred Stock issued on the Initial Issue Date, the holders of Series B Preferred Stock, voting separately as a class, shall have the exclusive right to elect that whole number of directors that constitutes a majority of members of the Board of Directors (each such director, a "Preferred Stock Director") at any special meeting of the holders of shares of Series B Preferred Stock called as hereinafter provided, at any annual meeting of shareholders held for the purpose of electing directors, and in any written consent of shareholders pursuant to
Section 1701.54 of the Ohio General Corporation Law.

                           (ii) The Preferred Stock Directors elected as
provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, at a meeting duly called or by written consent in accordance with Section 1701.54 of the Ohio General Corporate Law. If any Preferred Stock Director shall be convicted of a felony involving moral turpitude, the holders of a majority of the outstanding shares of Series B Preferred Stock shall exercise their authority under this subparagraph 5(d) to remove such Preferred Stock Director. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 1701.54 of the Ohio General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Series B Preferred Stock to vote for and elect Preferred Stock Directors as herein provided, the Preferred Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

                           (iii) At any time when such voting right shall be
vested in the holders of shares of Series B Preferred Stock entitled to vote thereon, and if such right shall not already have been exercised, an officer of the Corporation shall, upon the written request of holders of record of twenty percent (20%) of the shares of such Series B Preferred Stock then outstanding addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such Series B Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of twenty percent (20%) of the shares of Series B Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Series B Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within thirty (30) days immediately preceding the date fixed for the next annual meeting of shareholders.

                           (iv) For so long as there remains outstanding a
number of shares of Series B Preferred Stock that equals or exceeds forty percent (40%) of the number of shares of Series B Preferred Stock issued on the Initial Issue Date, the Code of Regulations of the Corporation shall contain no provisions that would restrict the exercise, by the holders of shares of the Series B Preferred Stock, of the right to elect directors as provided in this subparagraph 5(d).

         (6) Protective Provisions. So long as any shares of Series B Preferred Stock shall remaining outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least a majority of the issued and outstanding shares of Series B Preferred Stock, voting together as a separate class:

                  (a) amend, modify, alter or restate any provision of the Articles of Incorporation or the Code of Regulations in a manner that adversely alters, affects or changes the rights, preferences, privileges, powers of or restrictions provided for the benefit of the Series B Preferred Stock;

                  (b) (i) merge or consolidate with one or more Persons or sell in excess of forty percent (40%) of the assets of the Corporation, (ii) liquidate, dissolve, wind-up, recapitalize or reorganize the Corporation, (iii) effect any material acquisition or series of acquisitions, joint venture or strategic alliance involving the Corporation, or (iv) take any other corporate action similar to those set forth in clause (i), (ii) or (iii) above;

                  (c) pay any dividends or distributions on, or make any other payment in respect of, the Capital Stock of the Corporation, except for dividends and distributions payable (i) on the Series B Preferred Stock pursuant to subparagraph 3 hereof, (ii) on any shares of Parity Stock or Senior Stock or
(iii) to the holders of Common Shares in the form of additional shares of Common Shares;

                  (d) authorize, designate, sell or issue any Capital Stock or debt securities (other than, with respect to debt securities, any Senior Indebtedness) of the Corporation and/or its subsidiaries, except for (i) issuances after the Initial Issue Date of up to an aggregate of [INSERT A NUMBER EQUAL TO 15% OF THE FULLY DILUTED SHARES (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT)] Common Shares upon exercise of Rights or Options granted to directors, officers or employees of the Corporation pursuant to the Option Plans, (ii) issuances of Common Shares upon exercise of the Existing Warrants,
(iii) issuances of Common Shares upon exercise of the Purchaser Warrants and
(iv) issuances of Common Shares upon exercise of the Lender Warrants; or

                  (e) redeem or purchase any Capital Stock of the Corporation, except for (i) redemptions of Series B Preferred Stock pursuant to subparagraph 7 hereof and (ii) payments to any holder of the Lender Warrants or shares of Common Shares issuable upon exercise of the Lender Warrants, upon such holder's exercise of its right to require the Corporation to redeem or repurchase such Lender Warrants or such Common Shares.

         (7) Redemption at the Option of the Holders.

                  (a) Unconditional Redemption Event. At any time or from time to time on or after the date on which any Unconditional Redemption Event shall have occurred, the Corporation shall, subject to having funds legally available therefor, redeem outstanding shares of Series B Preferred Stock at the Redemption Price upon receipt from the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock of written notice (a "Redemption Notice") requesting redemption of all or any portion of the outstanding shares of Series B Preferred Stock. The Corporation shall give notice to each holder of Series B Preferred Stock if possible in advance of, but in any event within one (1) Business Day after, the occurrence of any such Unconditional Redemption Event.

                  (b) Conditional Redemption Event. At any time or from time to time on or after the date on which any Conditional Redemption Event shall have occurred, the Corporation shall, subject to having funds legally available therefor, redeem outstanding shares of Series B Preferred Stock at the Redemption Price upon receipt from the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock of a Redemption Notice requesting redemption of all or any portion of the outstanding shares of Series B Preferred Stock. The Corporation shall give notice to each holder of Series B Preferred Stock if possible in advance of, but in any event within one (1) Business Day after, the occurrence of any such Conditional Redemption Event.

                  (c) Redemption Procedures.

                           (i) The process for effecting any redemption pursuant
to this subparagraph 7 shall be as follows:

                                    (A) Within three (3) Business Days after the
receipt of a Redemption Notice, the Corporation shall send to each holder of Series B Preferred Stock a written notice (the "Corporation Notice") which shall state (1) the number of shares of Series B Preferred Stock that are the subject of the applicable Redemption Notice, (2) the date (the "Redemption Date") as of which a redemption pursuant to this subparagraph 7 shall be effected and (3) the date by which a holder may elect to join in the redemption pursuant to subparagraph 7(c)(i)(B) below. The Redemption Date shall be a Business Day not less than thirty (30) days or more than forty-five (45) days following the date on which the related Corporation Notice is sent by the Corporation.

                                    (B) Within five (5) Business Days after
receipt of the Corporation Notice, each holder (each, a "Redeeming Holder") of Series B Preferred Stock wishing to redeem all or a portion of its Series B Preferred Stock may provide irrevocable written notice to the Corporation electing to include all or a portion of such holder's shares of Series B Preferred Stock in such Redemption Notice and stating the number of shares of Series B Preferred Stock to be so included (the "Redemption Shares"), and such Redemption Shares shall thereafter be deemed to be included in such Redemption Notice.

                                    (C) Within fifteen (15) Business Days after
receiving the Redemption Notice and at least seven (7) Business Days prior to the Redemption Date, the Corporation shall provide each Redeeming Holder with written notice (a "Closing Notice") stating (1) the Redemption Date, (2) the Redemption Price, (3) the place or places at which certificates representing shares of Series B Preferred Stock are to be surrendered for payment of the Redemption Price and (4) any other information that may be required by applicable law. No failure by the Corporation to give the Closing Notice, nor any defect therein or in the mailing thereof, shall relieve the Corporation from its obligation to redeem shares of Series B Preferred Stock pursuant to this subparagraph (7).

                           (ii) On or prior to the Redemption Date, each
Redeeming Holder shall surrender the certificate or certificates representing its Redemption Shares to the Corporation in the manner and at the place designated in the Closing Notice, and the Redemption Price shall be payable to the order of the Person whose name appears on such certificate or certificates as the registered owner thereof.

                           (iii) If the Redemption Price for all Redemption
Shares is, on the Redemption Date, paid to the Redeeming Holders thereof or put aside for payment against delivery of the certificates representing the Series B Preferred Stock, then notwithstanding that any certificates evidencing such Redemption Shares shall not have been surrendered, dividends with respect to such Redemption Shares shall cease to accumulate after the Redemption Date and all rights with respect to such shares shall terminate after the Redemption Date, except for the right of the holders of the Redemption Shares to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

                           (iv) If on the Redemption Date the assets of the
Corporation legally available to redeem the Redemption Shares shall be insufficient to redeem all outstanding shares of Redemption Shares to be redeemed at the Redemption Price, then (A) the Corporation shall redeem that number of

Redemption Shares that may be redeemed with the assets of the Corporation legally available therefor pro rata among the Redeeming Holders and (B) any unredeemed Redemption Shares shall be carried forward and shall be redeemed at such time as funds are legally available therefor. All Redemption Shares that are subject to redemption under this subparagraph 7 that have not been redeemed due to the insufficiency of legally available funds therefor shall, at the option of such Redeeming Holder, (1) continue to be outstanding and entitled to all dividends (which shall be payable at the applicable Dividend Rate plus three percent (3%)), liquidation, voting and other rights, preferences and privileges of the Series B Preferred Stock until such shares are redeemed, or (2) shall be redeemed in consideration of a promissory note payable on demand of the holder thereof bearing interest at rate equal to the then-current Dividend Rate and payable by the Corporation to such Redeeming Holder in the principal amount equal to the aggregate Liquidation Preference of the unredeemed Redemption Shares held by such Redeeming Holder, plus an amount equal to all dividends in arrears (at the applicable Dividend Rate) on such shares through the date of the promissory note.

                           (v) In the case of any redemption pursuant to this
subparagraph 7, the Corporation shall comply with all applicable requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the redemption of Series B Preferred Stock. To the extent that the provisions of any applicable securities laws or regulations conflict with any of the provisions of this subparagraph 7, the Corporation shall comply with such applicable securities laws and regulations and shall be deemed not to have breached its obligations under this subparagraph 7.

                           (vi) All shares of Series B Preferred Stock redeemed
pursuant to this subparagraph 7 shall be retired and shall be restored to the status of authorized and unissued shares of Serial Preferred Shares without designation as to series, and may thereafter be reissued as shares of Serial Preferred Shares.

         (8) Preemptive Rights.

                  (a) Notwithstanding anything to the contrary contained in the Articles of Incorporation, after the Initial Issue Date, the Corporation shall not issue or sell any Capital Stock or debt securities (other than senior secured indebtedness) (such securities, the "Newly Issued Securities") unless prior to the issuance or sale of such Newly Issued Securities, each holder of Series B Preferred Stock shall have first been given the opportunity to purchase, on the same terms and conditions on which such Newly Issued Securities are proposed to be sold by the Corporation, that portion of such Newly Issued Securities that is equal to the product obtained by multiplying (i) fifty-one percent (51%) by (ii) the quotient obtained by dividing (A) the number of outstanding shares of Series B Preferred Stock held by such holder by (B) the aggregate number of outstanding shares of Series B Preferred Stock (such holder's "Proportionate Share").

                  (b) At least thirty (30) days prior to the issuance or sale by the Corporation of any Newly Issued Securities, the Corporation shall provide written notice thereof (the "Preemptive Notice") to each holder of Series B Preferred Stock stating (i) the name and address of the Person to whom the Corporation proposes to issue or sell such Newly Issued Securities, (ii) the price, number and other terms of such Newly Issued Securities, (iii) such holder's Proportionate Share of such Newly Issued Securities and (iv) the period of time during which such holder may elect to purchase such holder's Proportionate Share of such Newly Issued Securities, which period shall extend for at least thirty (30) days following the receipt by such holder of the Preemptive Notice (the "Preemptive Acceptance Period").

                  (c) Each holder of Series B Preferred Stock shall have the right to irrevocably elect to purchase such holder's Proportionate Share of any Newly Issued Securities by providing written notice of such election to the Corporation prior to the expiration of the Preemptive Acceptance Period (each, a

"Participating Holder"). If after the expiration of the Preemptive Acceptance Period one or more holders of Series B Preferred Stock shall not have elected to purchase its Proportionate Share of such Newly Issued Securities (each, a "Non-Participating Holder"), then each Participating Holder shall be entitled to exercise an additional right to purchase, on a pro rata basis, such Newly Issued Securities not previously purchased.

                  (d) After the conclusion of the Preemptive Acceptance Period, any Newly Issued Securities that are not purchased by the holders of Series B Preferred Stock in accordance with the provisions of this subparagraph 8 may be sold by the Corporation, within a period of two (2) months after the expiration of such Preemptive Acceptance Period, to any other Person at such prices and upon such other terms and conditions that are no less favorable to the Corporation than those set forth in the Preemptive Notice.

                  (e) The term "Newly Issued Securities" shall not include (i) up to an aggregate of [INSERT A NUMBER EQUAL TO 15% OF THE FULLY DILUTED SHARES (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT)] Common Shares issued or issuable after the Initial Issue Date upon exercise of Rights or Options granted to directors, officers or employees of the Corporation pursuant to the Option Plans, (ii) Common Shares issuable upon exercise of the Existing Warrants, (iii) Common Shares issuable upon exercise of the Purchaser Warrants, (iv) Common Shares issuable upon exercise of the Lender Warrants, (v) Common Shares issuable upon conversion of Convertible Securities outstanding as of the Initial Issue Date and (vi) shares of Series B Preferred Stock issued pursuant to the terms of
Article IV(d) hereof.

         (9) Transferability. The Series B Preferred Stock may be sold, assigned or otherwise transferred only in its entirety to one purchaser in a single transaction. Any other sale, assignment or other transfer shall be subject to the written consent of the Corporation acting through a committee of Disinterested Board Members, which consent shall not be unreasonably withheld. If the Corporation (acting through a committee of Disinterested Board Members) expressly consents in writing to all future transfers of the Series B Preferred Stock, then such consent shall be irrevocable and shall be binding on the Corporation at all times after such consent.

         (10) Replacement Certificates. If any certificate evidencing Series B Preferred Stock is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of an affidavit of loss and indemnity agreement reasonably satisfactory to the Corporation evidencing such loss, theft or destruction and customary and reasonable indemnity.

         (11) Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three
(3) Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: if to the Corporation, to its offices at 1090 Enterprise Drive, Medina, Ohio 44256, Attention: Secretary or to an agent of the Corporation designated as permitted by the Articles of Incorporation, or, if to any holder of Series B Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

         (12) Definitions. Unless otherwise expressly provided in this Article IV(d) or the context otherwise requires, the following terms shall have the following meanings:

         "Article of Incorporation" shall mean the Amended and Restated Articles of Incorporation of the Corporation.

         "Board of Directors" shall mean the Board of Directors of the Corporation, including any committees thereof.

         "Business Day" shall mean any date other than a Saturday, Sunday, public holiday under the laws of the State of New York or any other day on which banking institutions are authorized to close in New York City.

         "Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of corporate stock or other equity participations, including, without limitation, partnership interests, whether general or limited, and limited liability company interests, of such Person and any warrants, options or other rights to acquire any equity interest in such Person.

         "Closing Notice" shall have the meaning set forth in Article IV(d)(7)(c)(i)(C) hereof.

         "Code of Regulations" shall mean the Amended and Restated Code of Regulations of the Corporation.

         "Common Shares" shall mean the Common Shares, without par value, of the Corporation, the terms of which are set forth in Article IV(a) hereof.

         "Conditional Redemption Event" shall mean, with respect to the Corporation, the occurrence of any of the following:

                  (a) any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions thereto, and including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty percent (20%) or more of the total voting power of the Voting Stock of the Corporation, other than through the ownership or acquisition of shares of the Series B Preferred Stock, the Purchaser Warrants and/or Common Shares issuable upon exercise of the Purchaser Warrants (if such Common Shares were acquired by an underwriter with a view towards distribution in an underwritten public offering or by any Person in a "block sale" or privately negotiated transaction);

                  (b) the Corporation consolidates or merges with or into any other Person, other than a consolidation or merger under a transaction in which the outstanding Voting Stock of the Corporation remains outstanding or is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the Corporation's outstanding Voting Stock immediately before that transaction, beneficially own, directly or indirectly, less than eighty percent (80%) of the Voting Stock, measured by voting power rather than number of shares, of the surviving Person immediately following that transaction;

                  (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly and in one (1) or a series of transactions, of (i) in excess of twenty percent (20%) of the assets of the Corporation and/or its subsidiaries considered as a whole or (ii) assets of the Corporation and/or its subsidiaries resulting in aggregate net proceeds to the Corporation and its subsidiaries considered as a whole in excess of $20,000,000; or

                  (d) the aggregate amount of Corporation Indebtedness shall be greater than zero ($0) but equal to or less than $2,000,000.

         Notwithstanding any of the foregoing, none of the above shall be deemed to be a "Conditional Redemption Event" without the prior consent of the agent for, or the holders of a majority of, any Senior Indebtedness and/or Subordinated Indebtedness outstanding on the date of the relevant occurrence.

         "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Shares.

         "Corporation Indebtedness" shall mean, as of any date, the aggregate amount of all outstanding Senior Indebtedness, Subordinated Indebtedness and other unsecured indebtedness for money borrowed (which shall exclude all capital lease obligations, trade payables and other liabilities incurred by the Corporation in the ordinary course of its business) of the Corporation.

         "Corporation Notice" shall have the meaning set forth in Article IV(d)(7)(c)(i)(A) hereof.

         "CorrPro Investments" shall mean CorrPro Investments, LLC, a Delaware limited liability company.

         "Disinterested Board Member" shall mean a member of the Board of Directors that is not an officer, director, member or employee of CorrPro Investments or its Affiliates (other than the Corporation or its subsidiaries).

         "Dividend Payment Date" shall have the meaning set forth in Article IV(d)(3)(a) hereof.

         "Dividend Period" shall have the meaning set forth in Article IV(d)(3)(a) hereof.

         "Dividend Rate" shall mean with respect to each Dividend Payment Date, an annual rate of 13.5%; provided, however, that the Dividend Rate shall be increased to an annual rate of 16.5% for each and every Dividend Period that immediately follows a Dividend Payment Date for which there has occurred an EBITDA Test Failure.

         "EBITDA" shall mean, with respect to any period, the sum of (a) the consolidated net income (or net loss) for such period of the Corporation and its subsidiaries, plus (b) all amounts treated as interest expense, plus (c) all depreciation, amortization and other similar non-cash charges to the extent included in the determination of such net income (or loss), plus (d) all taxes whether paid or accrued on, or measured by, income to the extent included in the determination of such net income (or loss), plus (e) any charges against income as the result of the accounting treatment of the Series B Preferred Stock, all in accordance with GAAP, plus (f) any amounts paid in cash by the Corporation for services rendered pursuant to the Services Agreement; provided, however, that for purposes of computing EBITDA for any applicable period, the consolidated net income (or loss) of the Corporation and its subsidiaries shall not include any non-recurring gains (or losses) of the Corporation and its subsidiaries resulting from any marked-to-market adjustments to the valuation of any outstanding securities of the Corporation, including, if applicable, the Existing Warrants, the Lender Warrants and the Purchaser Warrants; and provided, further, that for purposes of computing EBITDA for any applicable period, the consolidated net income (or loss) of the Corporation and its subsidiaries shall not include any non-recurring gains (or losses) of the Corporation and its subsidiaries. An example of the calculation of, and adjustments with respect to, EBITDA for the twelve (12) months ended September 30, 2003 is set forth on Schedule A hereto.

         "EBITDA Test Failure" shall mean, for any Dividend Payment Date, the failure by the Corporation to have EBITDA for the EBITDA Test Period for such Dividend Payment Date equal to or in excess of $12,000,000.

         "EBITDA Test Period" shall mean, for any Dividend Payment Date, the twelve (12) full months ending on such Dividend Payment Date.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing Warrants" shall mean (i) that certain Common Stock Purchase Warrant, dated as of September 23, 2002, issued to Bank One, N.A. by the Corporation and (ii) that certain Common Stock Purchase Warrant, dated as of September 23, 2002, issued to The Prudential Insurance Company of America by the Corporation.

         "GAAP" shall mean generally accepted accounting principles in effect within the United States, consistently applied.

         "Initial Issue Date" shall mean the date on which the first share of Series B Preferred Stock was issued by the Corporation.

         "Initial Issue Date Fully Diluted Voting Shares" shall mean (i) all Common Shares outstanding at the close of business on the Initial Issue Date (including any stock splits, stock dividends, recapitalizations and similar events thereon or thereof), (ii) up to an aggregate of [INSERT A NUMBER EQUAL TO 15% OF THE FULLY DILUTED SHARES (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT)] Common Shares to be issued after the Initial Issue Date upon exercise of Rights or Options granted to directors, officers or employees of the Corporation pursuant to the Option Plans, (iii) Common Shares to be issued upon exercise of the Existing Warrants, (iv) Common Shares to be issued upon exercise of the Purchaser Warrants and (v) Common Shares to be issued upon exercise of the Lender Warrants.

         "Issue Date" shall mean, with respect to any share of Series B Preferred Stock, the date on which such share of Series B Preferred Stock was first issued by the Corporation.

         "Junior Stock" shall have the meaning set forth in Article IV(d)(2) hereof.

         "Lender Warrants" shall mean the detachable warrants to be issued and sold by the Corporation to the holders of Subordinated Indebtedness.

         "Liquidation Preference" shall mean $1,000.00 per share of Series B Preferred Stock, subject to adjustment as set forth in Article IV(d)(3)(d) hereof.

         "Newly Issued Securities" shall have the meaning set forth in Article IV(d)(8)(a) hereof.

         "Non-Participating Holder" shall have the meaning set forth in Article IV(d)(8)(c) hereof.

         "Option Plans" shall mean (i) the 1997 Long-Term Incentive Plan of the Corporation, (ii) the 1997 Non-Employee Directors' Stock Option Plan of the Corporation, and (iii) any other stock option plan for the directors, officers and/or employees of the Corporation adopted by the Board of Directors and, to the extent required by applicable law, approved by the shareholders of the Corporation.

         "Original Warrant" shall mean the detachable warrants to be issued and sold by the Corporation to CorrPro Investments pursuant to the terms of the Securities Purchase Agreement.

         "Parity Stock" shall mean each class or series of Capital Stock the terms of which provide that such class or series shall rank on a parity with the Series B Preferred Stock as to the payment of dividends or distributions upon liquidation, dissolution or winding-up of the Corporation. Parity Stock shall include any warrants, options or other rights exercisable for, or convertible into, Parity Stock.

         "Participating Holder" shall have the meaning set forth in Article IV(d)(8)(c).

         "Pending Change of Control" shall mean a Change of Control for which substantial steps are being taken or formal discussions are being made by the Corporation and a third party.

         "Person" shall mean any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate or other entity.

         "Preemptive Acceptance Period" shall have the meaning set forth in
Article IV(d)(8)(b) hereof.

         "Preemptive Notice" shall have the meaning set forth in Article IV(d)(8)(b) hereof.

         "Preferred Stock Director" shall have the meaning set forth in Article IV(d)(5)(e) hereof.

         "Proportionate Share" shall have the meaning set forth in Article IV(d)(8)(a) hereof.

         "Purchaser Warrants" shall mean the Original Warrant and all warrants issued upon transfer, division, or combination of, or in substitution of, the Original Warrant or any other such warrants.

         "Redeeming Holder" shall have the meaning set forth in Article IV(d)(7)(c)(i)(B) hereof.

         "Redemption Date" shall have the meaning set forth in Article IV(d)(7)(c)(i)(A) hereof.

         "Redemption Notice" shall have the meaning set forth in Article IV(d)(7)(a) hereof.

         "Redemption Price" shall mean a price per share of Series B Preferred Stock that is equal to the Liquidation Preference, plus an amount equal to all dividends in arrears (at the applicable Dividend Rate) on such share from and including the immediately preceding Dividend Payment Date to but excluding the Redemption Date.

         "Redemption Shares" shall have the meaning set forth in Article IV(d)(7)(c)(i)(B) hereof.

         "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Shares or Convertible Securities.

         "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 15, 2003, by and between CorrPro Investments and the Corporation.

         "Senior Indebtedness" shall mean (i) the Master Credit Facility consisting of a proposed revolving credit line and a term loan from CapitalSource Finance LLC to the Corporation, upon substantially the terms as set forth in that certain Binding Commitment Letter, dated December 15, 2003, by and between CapitalSource Finance LLC and the Corporation, including any amendments thereto or refinancings thereof, and (ii) any other senior secured indebtedness incurred by, or issued by, the Corporation and/or its subsidiaries (which shall exclude all capital lease obligations, trade payables and other liabilities incurred by the Corporation in the ordinary course of its business).

         "Senior Stock" shall mean each class or series of Capital Stock the terms of which provide that such class or series shall rank senior to the Series B Preferred Stock with respect to the payment of dividends or distributions upon liquidation, dissolution or winding-up of the Corporation. Senior Stock shall include any warrants, options or other rights exercisable for, or convertible into, Senior Stock.

         "Serial Preferred Shares" shall mean the Serial Preferred Shares, without par value, of the Corporation, the terms of which are set forth in
Article IV(b) hereof.

         "Series B Preferred Stock" shall have the meaning set forth in Article IV(d)(1) hereof.

         "Services Agreement" shall mean that certain Services Agreement to be entered into by and between Wingate Partners III, L.P. and the Corporation, as contemplated by the terms and conditions of the Securities Purchase Agreement.

         "Subordinated Indebtedness" shall mean (i) the Senior Secured Subordinated Notes of the Corporation issued to American Capital Strategies, Ltd. upon substantially the terms as set forth in that certain Binding Commitment Letter, dated December 15, 2003, by and between American Capital Strategies, Ltd. and the Corporation, including any amendments thereto or refinancings thereof, and (ii) any other secured subordinated indebtedness issued by, or incurred by, the Corporation and/or its subsidiaries (which shall exclude all capital lease obligations, trade payables and other liabilities incurred by the Corporation in the ordinary course of its business).

         "Unconditional Redemption Event" shall mean, with respect to the Corporation, the occurrence of any of the following:

                  (a) any change in beneficial ownership, merger, consolidation, sale, transfer, assignment, lease, conveyance or other disposition of assets, or other similar type of event shall have occurred that constitutes a "change of control" or similar termed event, or a breach or other triggering event, under the terms of any Senior Indebtedness and/or Subordinated Indebtedness;

                  (b) the sale or disposition of assets of the Corporation or its subsidiaries that constitutes a "sale of assets" or similar termed event, or a breach or other triggering event, under the terms of any Senior Indebtedness and/or Subordinated Indebtedness;

                  (c) the acceleration of any amounts due under any Senior Indebtedness;

                  (d) the acceleration of any amounts due under any Subordinated Indebtedness;

                  (e) the Corporation shall issue or sell any equity securities of the Corporation or any of its subsidiaries (including, without limitation, any type of preferred stock) in a public or private offering resulting in aggregate net proceeds to the Corporation and its subsidiaries considered as a whole (when aggregated with all prior offerings after the Initial Issue Date) in excess of $20,000,000;

                  (f) any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Corporation, or of a substantial part of its property or assets, under federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, conservator or similar official for the Corporation, or for a substantial part of its property or assets, and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (h) the Corporation shall (i) voluntarily commence any proceeding or file any petition seeking relief under any federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, conservator or similar official for the Corporation, or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of its creditors, (vi) become unable, admit in writing its inability or fail generally, to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

                  (i) the amount of outstanding Corporation Indebtedness shall be equal to zero ($0).

         "Voting Shares" shall mean the Common Shares and all securities of the Corporation that are entitled to vote as a single class with the Common Shares.

         "Voting Stock" of any Person shall mean Capital Stock of such Person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

                                   SCHEDULE A

                                 Adjusted EBITDA

           (Corrpro Companies, Inc. and Its Consolidated Subsidiaries)

                                                                    TWELVE MONTHS ENDED
                                                                    SEPTEMBER 30, 2003
                                                                      (IN THOUSANDS)
                                                                    -------------------
REPORTED

     Operating Income                                                  $      6,634
     Depreciation/Amortization                                                2,026
                                                                       ------------
     EBITDA                                                                   8,660

MANAGEMENT ADJUSTMENTS

     Roland Berger                                                              (41)
     Nightingale                                                                  5
     Alix Partners                                                              287
     Carl Marks                                                               1,260
     Australia Professional Fees                                                111
     Dickinson Wright                                                            66
     Hahn Loeser Parks                                                          219
     Weil Gotshal & Manges                                                       27
     Shiff Hardin & White                                                         6
     Shareholder Lawsuit                                                         98

     Australia Loss (Make-whole Winca, Int'l Supplier)                           97
     Loss on Taiwan Assets                                                      211
     Loss on Sale of Chicago Building                                            10
     Venezuela Operating Losses Prior to Closure                                 45
     UK Loss on WW Gulf (MiddleEast JV in Foundry)                               78

     UK-CTA                                                                     177
     Gain on Australia Intercompany Debt                                       (492)
     Unfunded Pension Accrual-UK                                              1,355
     Severance Costs                                                             81
     UK Divestiture Costs                                                        54
     Purchase Price Variance                                                     --
     Accrued Litigation Baltimore Aquarium                                      119
     Expense Accrual for Louisiana Lawsuit                                       50
     Inventory Shrink Reserve                                                   143
     Directors Fees - Special Committee Only                                     44
     Fringe on Government Contracts                                              75
     Capital Inventory Variance                                                  17
     Increase IBNR Medical Accrual                                               --
     Reserve Litigation Reserve Related to Michigan                            (225)
     Lack of Accrued Pension for CEO                                            (74)
                                                                       ------------

ADJUSTED EBITDA AT SEPTEMBER 30, 2003                                  $     12,463